EE10 Series

HVAC Humidity and Temperature Transmitter for Indoor Applications

EE10 room transmitters are the ideal solution for indoor applications such as HVAC in residential and official buildings.
The very stylish, functional housing makes easy installation and fast exchange of the sensing unit for service purposes possible. The high quality E+E humidity sensor and state-of-the-art microprocessor controlled electronics are the guarantee for best accuracy and a wide range of options.
The standard humidity output of EE10 transmitters is 4 - 20 mA or 0 - 10 V. The temperature output signal can be active or passive.
All EE10 versions can be equipped with a good legible LCD display. For EE10-FT versions the displayed values for humidity and temperature will alternate.


25.7

EE10

Typical Applications

building management for residential and office areas
air conditioning
switching cabinets
climate control in hotels and museums

Features

excellent price / performance ratio
easiest installation
modern design
long term stable
optional display

Technical Data

Measuring Quantities

Relative Humidity

Humidity sensor	HC103	
Analogue output 0...100 %r.H.	0-10 V	-1 mA < I_L < 1mA
	4-20 mA (two wires)	R_L < (U_v-10)/0.02 < 500 Ohm
Working range[1]	0...95 %r.H.	
Accuracy at 20 degC and U_v=24VDC	±2 %r.H. (40...60%r.H.)	±3 %r.H. (10...90 %r.H.)
Temperature influence at 60%r.H.	typical 0.06 %r.H. / degC	

Temperature (active output)

Analogue output 0...50 degC[2]	0-10 V	-1 mA < I_L < 1mA
	4-20 mA (two wires)	R_L < (U_v-10)/0.02 < 500 Ohm
Accuracy at 20 degC and U_v=24VDC	±0.25 degC (FT3)	±0.4 degC (FT6)

Temperature (passive output)

Type of T-Sensor	please see ordering guide

General Data

Voltage supply (U_v)		
for 0 - 10 V	15 - 40 VDC or 24 VAC ±20%	
for 4 - 20 mA	28V > U_v > 10 + 0.02 x R_L	(R_L < 500 Ohm)
Current consumption	for DC supply:	typical 4 mA
	for AC supply:	typical 15 mA_{eff}
Electrical connection	Screw terminals max. 1.5 mm²	
Display	for EE10-FTx version	Humidity / Temperature alternating
	for EE10-Fx and EE10-FPx version	Humidity
CE compatibility according	EN 50081-1	CE
	EN 50082-1	
Temperature ranges	Working temperature range:	-5...+55 degC
	Working temperature with display:	-5...+55 degC
	Storage temperature range:	-25...+60 degC

1) Please refer to the working range of the HC103!
2) Other scalings possible upon request

Connection Diagram

EE10-FT3


1 2 3 4
+V
GND
RH
T
power supply
15...40 VDC
24 VAC ±20%
V
V

EE10-F3
EE10-FP3


1 2 3 4 5 6 7 8
V+
GND
RH
power supply
15...40 VDC
24 VAC ±20%
V

EE10-FT6


1 2 3 4
+V
RH
T
power supply
28V > U_V > 10 + 0,02 x R_L
mA
mA
R_L < 500 Ohm

EE10-F6
EE10-FP6


1 2 3 4 5 6 7 8
V+
RH
power supply
28V > U_V > 10 + 0,02 x R_L
mA
R_L < 500 Ohm

Dimensions (mm)



W x H x D = 85 x 100 x 26

Housing: PC
Protection class: IP20

Housing colour: Cover: RAL 9003 (signal white)
Back: RAL 7035 (light grey)

(other colours upon request)

Order Example

EE10-FP6D-D04

Model:	Humidity + Temperature Transmitter with passive T-output
Output humidity:	4-20mA
Output temperature:	Pt 1000 DIN B
Display:	with Display
Display:	%RH

Ordering Guide

MODEL	OUTPUT	T-SENSOR (only passive)	T-SCALE (only for FT)	DISPLAY	T - UNIT (only for (D04))
humidity + temperature (FT) humidity (F) humidity + temperature passive (FP)	0-10V (3) 4-20 mA (6)	Pt 100 DIN A (A) Pt 100 DIN B (B) Pt 1000 DIN A (C) Pt 1000 DIN B (D)	standard (0...50degC) (--) other (Txx)	without display (--) with display (D04)	°C (--) °F (EE01)
EE10-					